Exhibit 1.1

300,000,000 Shares

of 8.25% Series D Cumulative Redeemable Preferred Stock

ANTHRACITE CAPITAL, INC.

UNDERWRITING AGREEMENT

February 7, 2007

BEAR, STEARNS & CO. INC.

As Representative of the

several Underwriters named in

Schedule I attached hereto (the “Representative”)

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Ladies/Gentlemen:

Anthracite Capital, Inc., a corporation organized and existing under the laws of Maryland (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 300,000,000 shares (the “Firm Shares”) of its 8.25% Series D Cumulative Redeemable Preferred Stock, par value $.001 per share, liquidation preference $25.00 per share (the “Series D Preferred Stock”), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 450,000 shares (the “Additional Shares”) of Series D Preferred Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the “Shares.” Bear, Stearns & Co. Inc. (“Bear Stearns”) is acting as Representative in connection with the offering and sale of the Shares contemplated herein (the “Offering”).

The Company and BlackRock Financial Management, Inc., a corporation organized and existing under the laws of Delaware and the manager of the Company (the “Manager”), each confirms as follows its agreements with the Underwriters.

1.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          A registration statement on Form S-3 (File No. 333-69848), with respect to the Shares, including a prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”), has been filed with the Commission and has been declared effective. The registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was prepared and filed, and any such amendment filed after the effective date of such registration statement has been declared effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted, or to the Company’s knowledge, threatened by the Commission. A prospectus supplement (the “Prospectus Supplement”) setting forth the terms of the Offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business has been or will be prepared and, together with the prospectus included in the registration statement, will be filed pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations).

The registration statement, as it may have heretofore been amended and at the time it became effective, is referred to herein as the “Registration Statement,” and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Copies of the Registration Statement and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Underwriters and their counsel. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus,” and the Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined below), is referred to herein as the “Pricing Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is identified in Annex IV hereto and is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectus attached and listed in Annex IV hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package.”

Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.

The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering.

All references in this Agreement to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)         The Registration Statement complies and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and do not and will not, as of the applicable effective date as to the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in Section 18 hereof.

(c)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in Section 18 hereof.

(d)          For purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations on the date of first use, and does not include information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus not listed in Annex IV hereto, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable

Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(d) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in Section 18 hereof.

(e)          Deloitte & Touche LLP, which has certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(f)            Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as disclosed or specifically contemplated in the Pricing Prospectus, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, other than the fourth quarter 2006 cash dividend of $0.29 per share of the Company’s common stock declared on December 12, 2006 and paid on February 1, 2007 in the ordinary course of the Company’s business and announced publicly by the Company in a press release on December 12, 2006 and to be set forth in the Company’s 2006 Annual Report on Form 10-K, (ii) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries listed in Exhibit A hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”), (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, operations, condition (financial or otherwise), results of operations, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Pricing Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities or obligations which are disclosed in the Pricing Prospectus.

(g)         The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, and were not issued in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company or any Subsidiary any Series D Preferred Stock or any security convertible into, or exercisable or exchangeable for, Series D Preferred Stock (any “Relevant

Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and (with respect to capital stock only) non-assessable and (except as set forth in the Pricing Prospectus) are owned directly or indirectly by the Company free and clear of any lien, encumbrance, equity or claim (any “Lien”).

(h)         The Shares to be delivered on the Closing Date and the Additional Closing Date (as hereinafter defined), if any, have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. On or prior to the Closing Date, the Company will have executed and filed Articles Supplementary (the “Articles Supplementary”) to the Company’s Articles of Amendment and Restatement, as amended, establishing the terms of the Shares with the State Department of Assessments and Taxation of the State of Maryland.

(i)          The Subsidiaries are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). Each of the Company and each Subsidiary has been duly organized and validly exists as a corporation, partnership, limited liability company or real estate investment trust in good standing (to the extent such concept exists) under the laws of its jurisdiction of organization. The Company and each Subsidiary is duly qualified to do business and is in good standing (to the extent such concept exists) as a foreign corporation, partnership, limited liability company or real estate investment trust in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j)          Each of the Company and each Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits (collectively, the “Consents”) of, with and from all courts and regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Pricing Prospectus, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect. No such Consent contains a materially burdensome restriction that is not adequately disclosed in the Pricing Prospectus and the Prospectus.

(k)         This Agreement has been duly and validly authorized, executed and delivered by the Company.

(l)          The amended and restated investment advisory agreement (the “Management Agreement”), dated as of March 11, 2004, as amended by the Amendment and

Extension thereto dated as of March 31, 2005, as further amended by the Second Amendment and Extension thereto dated as of March 31, 2006, between the Company and the Manager, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(m)        The issue and sale of the Shares, the performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties or assets may be bound and which is material to the business of the Company and its subsidiaries taken as a whole, except as would not have a Material Adverse Effect, (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any statute, rule or regulation of any court or regulatory or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties.

(n)          No Consent of, with or from any court or regulatory or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents as may be required under state securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Shares by the Underwriters.

(o)         Except as disclosed in the Pricing Prospectus and the Prospectus, there is no legal or governmental proceeding to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding is threatened or contemplated.

(p)         The financial statements, including the notes thereto, incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as otherwise stated in the Registration Statement, the Pricing Prospectus and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules (if any) included or incorporated by reference in the

Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information required to be stated therein.

(q)         There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Pricing Prospectus and the Prospectus in accordance with Regulation S-X under the Rules and Regulations.

(r)          The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(s)          On or prior to the Closing Date, the Series D Preferred Stock will be registered pursuant to Section 12(b) of the Exchange Act. The shares of Series D Preferred Stock will have been approved for listing on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Series D Preferred Stock under the Exchange Act or designed to de-list, or likely to have the effect of de-listing, the Series D Preferred Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(t)           No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act, and the Rules and Regulations to be described in the Registration Statement, the Pricing Prospectus or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

(u)         The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)         The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(w)        Except as otherwise already covered by another representation or warranty by the Company in this Agreement, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(x)          Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(y)         The Company has not, prior to the date hereof, made any offer or sale of any securities which would be “integrated” (within the meaning of the Securities Act and the rules and regulations thereunder) with the offer and sale of the Shares pursuant to the Registration Statement.

(z)          The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Series D Preferred Stock,” insofar as it purports to constitute a summary of the terms of the Series D Preferred Stock, under the caption “Additional Federal Income Tax Considerations,” insofar as it purports to describe the provisions of the laws referred to therein, and under the caption “Underwriting,” insofar as it purports to describe the provisions of this Agreement, are accurate, complete and fair in all material respects.

(aa)       The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files periodic reports with the Commission, and the conditions for use of Form S-3 to register the Shares under the Securities Act have been satisfied. The documents incorporated or deemed to be incorporated by reference in the Pricing Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations and, when read together with the other information in the Pricing Prospectus or the Prospectus, as applicable, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(bb)       The Company is not, and after giving effect to application of the net proceeds of the Offering as described in the Registration Statement, the Pricing Prospectus and the Prospectus will not be, an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc)       Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.

(dd)       The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the Pricing Prospectus and the Prospectus or such as would not have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(ee)       The Company and each Subsidiary (i) owns or possesses the right to use all patents, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as presently conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to own or possess such right would not in the aggregate have a Material Adverse Effect, and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which claim, if the subject of an unfavorable decision, ruling or judgment, could in the aggregate reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential.

(ff)         The Company and each Subsidiary have accurately prepared in all material respects and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so prepare, file or pay would not in the aggregate have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened, which could reasonably be expected in the aggregate to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except for any such liens that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)       Neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(hh)	Neither the Company nor any of the Subsidiaries has any employees.

(ii)         Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, rule or regulation of any court or regulatory or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(jj)         There are no contracts or other documents which are required to be described in the Pricing Prospectus and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so described or filed. All of the contracts to which any of the Company or the Subsidiaries is a party and which are material to the business and operations of the Company and the Subsidiaries, taken as a whole, (i) have been duly authorized, executed and delivered by such entity, constitute valid and binding obligations of such entity and are enforceable against such entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar other laws affecting creditors’ rights generally and (B) general equity principles and limitations on the availability of equitable relief, or (ii) in the case of any contract to be executed on or before the Closing Date, will on the Closing Date be duly authorized, executed and delivered by the Company and/or a Subsidiary, and constitute valid and binding agreements of such entity enforceable against each entity in accordance with the terms thereof, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar other laws affecting creditors’ rights generally and (B) general equity principles and limitations on the availability of equitable relief.

(kk)       The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus set forth in Annex IV hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Annex IV hereto.

(ll)         Commencing with its taxable year ended December 31, 1998, the Company has been, and upon the sale of the Shares, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which, in of themselves, would cause such qualification to be lost.

(mm)    Commencing with its taxable year ended December 31, 2001, Carbon Capital, Inc., a corporation organized and existing under the laws of the State of Maryland, has operated in such a manner as to qualify to be taxed as a REIT under the Code.

(nn)       The Company and the Subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

(oo)       There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(pp)       Each of the mortgages, deeds of trust or other security agreements executed and/or delivered by or to the Company or the Subsidiaries, as applicable, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (i)

is accurate, correct and complete and enforceable in accordance with its terms, subject to principles of equity and bankruptcy, insolvency, moratorium and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations and (ii) duly and properly executed by the Company or the Subsidiaries. The Company is not aware of any facts that would impair the validity or value of any of such mortgages, deeds of trust or other security agreements and such mortgages, deeds of trust or other security agreements are not the subject of any breach, default or event, that with the passage of time or the giving of notice or both, would result in such a breach or default.

2.    Representations and Warranties of the Manager. The Manager represents and warrants to, and agrees with, each of the Underwriters that:

(a)          The information in the section “About the Manager” regarding the Manager in the Pricing Prospectus and the Prospectus is true and correct in all material respects.

(b)         The Manager has been duly organized and is validly existing as a corporation and is in good standing under the laws of Delaware. The Manager is duly qualified to do business and is in good standing (to the extent such concept exists) as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or prospects of the Manager and its subsidiaries, taken as a whole (a “Manager Material Adverse Effect”). The Manager has all requisite power and authority, and all necessary Consents of, with and from all courts and regulatory and governmental agencies and bodies to own, lease and operate its properties and conduct its business as it is now being conducted, except where the failure to possess such power and authority or such Consents will not in the aggregate have a Manager Material Adverse Effect, and no such Consent contains a materially burdensome restriction that is not adequately disclosed in the Pricing Prospectus and the Prospectus.

(c)          This Agreement and the Management Agreement have each been duly and validly authorized, executed and delivered by the Manager. The Management Agreement constitutes a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d)         The Manager is not (i) in violation of its charter or by-laws, (ii) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default under or result in the creation or imposition of any Lien upon any property or assets of the Manager or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any statute, rule, regulation, judgment, decree or order of any court or regulatory or governmental agency or body having jurisdiction over the Manager or any of its subsidiaries or any of their properties or assets, except in the case of clauses (ii) and (iii) above for any default or event that would not have a Material Adverse Effect.

(e)          Except as disclosed in the Pricing Prospectus and the Prospectus, there is no legal or governmental proceeding to which the Manager or any of its subsidiaries is a party or of which any property of the Manager or any of its subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Manager or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the Manager’s knowledge, no such proceeding is threatened or contemplated.

(f)          No Consent of, with or from any court or regulatory or governmental agency or body having jurisdiction over the Manager or its subsidiaries or any of their properties is required for the performance by the Manager of its obligations hereunder which has not been obtained, except where the failure to obtain such Consents would not in the aggregate have a Material Adverse Effect.

(g)            The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from acting under the Management Agreement as contemplated by the Pricing Prospectus and the Prospectus.

Any certificate signed by or on behalf of the Company or the Manager and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Manager to each Underwriter as to the matters covered thereby.

3.	Purchase, Sale and Delivery of the Shares.

(a)          On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $24.2125, the number of Firm Shares set forth opposite its name in Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof.

(b)          Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the office of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022 (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on February 12, 2007, or such other time and date as Bear Stearns and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”). Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to or as directed in writing by the Company upon delivery of certificates for the Firm Shares to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as the Representative may request. The Company will permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(c)          In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 450,000 Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 3(a) above, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth calendar day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised. Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Company the number of Additional Shares that bears the same proportion to the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 12 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate fractional shares as Bear Stearns in its sole discretion shall make.

(d)          Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Underwriters’ Counsel, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date, or such other time as shall be agreed upon by Bear Stearns and the Company. Payment of the purchase price for the Additional Shares shall be made by wire transfer in same day funds to or as directed in writing by the Company upon delivery of certificates for the Additional Shares to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as the Representative may request. The Company will permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

(e)          The Company acknowledges and agrees that (i) the terms of this Agreement and the Offering (including the price of the Shares) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising any such party on other matters; (iii) the Underwriters’ obligations to the Company in respect of the Offering are set forth in this Agreement in their entirety; and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

4.    Offering. Upon authorization of the release of the Firm Shares by the Representative, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

5.    Covenants of the Company. In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with each of the Underwriters that:

(a)          The Company shall prepare the Prospectus in a form approved by you and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and, as applicable, Rules 430A, 430B or 430C under the Securities Act; prior to the last date on which an Additional Closing Date, if any, may occur, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which you shall object in writing promptly after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify you promptly (and, if requested by Bear Stearns, confirm such notice in writing) (i) when any amendments to the Registration Statement become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefor, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(b)         If at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Representative or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the

Commission an appropriate amendment, supplement or document (in form and substance satisfactory to Bear Stearns) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c)          The Company will not, without the prior consent of Bear Stearns, (i) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, or (ii) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, in each case except for any Issuer Free Writing Prospectus set forth in Annex IV hereto. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify Bear Stearns promptly and, if requested by Bear Stearns, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance satisfactory to Bear Stearns) that will correct such statement, omission or conflict or effect such compliance.

(d)         The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(e)          The Company will promptly deliver to each of you and Underwriters’ Counsel upon written request a photocopy of the signed Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

(f)          Promptly from time to time as you may reasonably request, the Company will use its reasonable best efforts, in cooperation with the Representative, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

(g)         The Company will make generally available to its security holders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h)         During the period of two years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission), except in each case any such reports, communications or other information available on EDGAR.

(i)          The Company will use its best efforts to list the Shares, subject to notice of issuance, on the NYSE.

(j)          The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Pricing Prospectus and the Prospectus.

(k)         The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(l)          The Company will not take, and will cause its subsidiaries not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(m)        The Company will not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(n)         The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code for each of its taxable years for so long as the board of directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified.

(o)          For a period commencing on the date hereof and ending 60 days following the date of this Agreement, without the prior written consent of Bear Stearns, the Company shall not authorize or effect the sale or issuance of, or agree to sell or issue, any shares of Series D Preferred Stock or any parity or senior securities with respect to the Series D Preferred Stock (as to dividend rights, or rights upon liquidation, dissolution or winding up), except for the agreement to sell or issue and the sales to the Underwriters pursuant to this Agreement.

6.    Covenant of the Manager. The Manager covenants and agrees with each of the Underwriters and with the Company that, during the period when the Prospectus is required to be delivered under the Securities Act, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, in order to make the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus not misleading in the light of the circumstances under which they were made existing at the time it is delivered to a purchaser, and the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare and file with the Commission an appropriate amendment, supplement or document so that, as so amended or supplemented, the Pricing Disclosure Package or the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made existing at the time it is delivered to a purchaser, not misleading.

7.    Covenant of the Underwriters. Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).

8.    Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 5(f) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the NYSE; (vii) all travel expenses of the Company's officers and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (viii) any stock transfer taxes incurred in connection with the sale of the Shares to the Underwriters pursuant to this Agreement. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8. It is understood, however, that except as provided in Sections 10, 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them.

9.    Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Manager herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 9, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the performance by the Company and the Manager of all of their respective obligations hereunder, and to each of the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and all necessary regulatory or stock exchange approvals shall have been received.

(b)         At the Closing Date you shall have received the written opinions and letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Annex I and Annex II hereto.

(c)          At the Closing Date you shall have received the written opinion of Miles & Stockbridge P.C., special Maryland counsel to the Company, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Annex III hereto.

(d)         At the Closing Date you shall have received the written opinion of Underwriters’ Counsel, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to you, with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus and such other matters as you may require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)          At the Closing Date you shall have received a certificate of two principal executive officers of the Company, dated the Closing Date, in form and substance reasonably satisfactory to you, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (a) and (h) of this Section 9, and as to such other matters as you may reasonably request.

(f)          At the Closing Date you shall have received a certificate of an executive officer of the Manager, dated the Closing Date, in form and substance reasonably satisfactory to you, as to the accuracy of the representations and warranties of the Manager set forth in Section 2 hereof as of the date hereof and as of the Closing Date, as to the performance by the Manager of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to such other matters as you may reasonably request; and to the effect that subsequent to the date of the Pricing Prospectus and the Prospectus, there has not been any material adverse change in the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Manager and its subsidiaries taken as a whole that could reasonably be expected in the aggregate to have a Material Adverse Effect.

(g)         At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(h)         (i) Neither the Company nor any Subsidiary shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or interference with its business or properties from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Prospectus (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto subsequent to the date hereof) and the Pricing Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and its subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Pricing Prospectus (exclusive of any such supplement).

(i)          At the Closing Date, the Shares shall have been approved for listing upon notice of issuance on the NYSE.

(j)          At the Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for the Offering.

(k)          Prior to the Closing Date, the Company shall have duly filed the Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland.

(l)          The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 9 shall not be in all material respects reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Representative at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

10.	Indemnification.

(a)          The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (ii) the omission or alleged omission to state (A) in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information in writing furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in Section 18 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b)         Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state (A) in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, or in any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein. The parties agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in Section 18 hereof. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have, including but not limited to other liability under this Agreement.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 10 to the extent that it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which any indemnified party is or could have been a party and indemnity or contribution was or could have been sought by an indemnified party under this Section 10 or Section 11 hereof, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

11.  Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 10 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages and expenses referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, as applicable, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 11 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

12.	Underwriter Default.

(a)        If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-

defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion to the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b)        In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Shares as provided in this Section 12, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 8, 10, 11, 12 and 14(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)        In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 12 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

13.  Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Manager contained in this Agreement or in certificates of officers of the Company or any Subsidiary or the Manager submitted pursuant hereto, including the agreements contained in Sections 5, 6 and 7, the indemnity agreements contained in Section 10 and the contribution agreements contained in Section 11, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Manager, any of their respective officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2 and the agreements contained in Sections 5, 6, 7, 8, 10, 11, 13 and 14 hereof shall survive any termination of this Agreement, including termination pursuant to Section 12 or 14 hereof.

14.	Effective Date of Agreement; Termination.

(a)          This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)         The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if, at or after the Applicable Time, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) a suspension or material limitation in trading in securities generally on the NYSE or Nasdaq shall have occurred; or (iii) a suspension or material limitation in trading in the Company’s securities on the NYSE shall have occurred; or (iv) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

(c)	Any notice of termination pursuant to this Section 14 shall be in writing.

(d)         If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 12(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

15.  Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)          if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Senior Managing Director, Equity Transactions Group, with a copy to Underwriter’s Counsel at 153 East 53rd Street, New York, New York 10022, Attention: Christian O. Nagler, Esq.;

(b)         if sent to the Company or the Manager, shall be mailed, delivered, or faxed and confirmed in writing to Anthracite Capital, Inc., 40 East 52nd Street, New York, New York 10022, Attention: Richard Shea, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, Attention: Matthew J. Mallow, Esq.

provided, however, that any notice to an Underwriter pursuant to Section 10 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Bear Stearns, which address will be supplied to any other party hereto by Bear Stearns upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

16.  Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Manager and the controlling persons, directors, officers, employees and agents referred to in Sections 10 and 11 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and they are not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

17.  Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE PROSPECTUS.

18.  The parties acknowledge and agree that, for purposes of Sections 1(b), 1(c), 1(d) and 10 hereof, the information provided by or on behalf of any Underwriter consists solely of the material included in the final paragraph of the front cover page of the Pricing Prospectus and the Prospectus (“The underwriters expect that the shares of Series D Preferred Stock will be ready for delivery in book-entry form through The Depository Trust Company on or about February 12, 2007.”) and in paragraphs six, nine (fourth and fifth sentences only), ten, eleven and twelve under the caption “Underwriting” in the Pricing Prospectus and the Prospectus.

19.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

20.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21.  Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ANTHRACITE CAPITAL, INC.

			By:	/s/ Christopher A. Milner
				Name:	Christopher A. Milner
				Title:	Chief Executive Officer

BLACKROCK FINANCIAL MANAGEMENT, INC.
solely with respect to Sections 2, 6 and 9(f)

			By:	/s/ Christopher A. Milner
				Name:	Christopher A. Milner
				Title:	Managing Director

Accepted as of the date first above written
BEAR, STEARNS & CO. INC.

By:	/s/ Chris O'Connor
	Name:	Chris O'Connor
	Title:	Senior Managing Director

On behalf of itself and the other Underwriters named in Schedule I hereto.

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if Option is Fully Exercised
Bear, Stearns & Co. Inc.	1,350,000	202,500
Stifel, Nicolaus & Company, Incorporated	600,000	90,000
Deutsche Bank Securities Inc.	300,000	45,000
Jefferies & Company, Inc.	300,000	45,000
RBC Dain Rauscher Inc.	300,000	45,000
Cantor Fitzgerald & Co.	150,000	22,500
Total	3,000,000	450,000

EXHIBIT A

Subsidiaries

Anthracite CDO I Ltd.

Anthracite CDO II Ltd.

Anthracite CDO III Ltd.

LB-UBS Commercial Mortgage Trust 2004-C2

Anthracite CRE CDO 2006-HY3 Ltd.

ANNEX I

[Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]

ANNEX II

[Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]

ANNEX III

[Form of Opinion of Miles & Stockbridge, P.C.]

ANNEX IV

Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

Issuer Free Writing Prospectus containing the final pricing terms relating to the offering of the Shares and the table of ratios of earnings to combined fixed charges and preferred stock dividends, filed with the Commission on February 7, 2007.